UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2011

Xsovt Brands, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-53373	20-1226081
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

18-B Neal Court Oceanside, NY	11572
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 740-2929

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2011, a Certificate of Amendment (the “Certificate of Amendment”) to the Amended and Restated Articles of Incorporation (the “Company Articles”) of Xsovt Brands, Inc., a Nevada corporation (the “Company”) became effective with the Secretary of State of Nevada.  The purpose of the Certificate of Amendment was to legally change the Company’s name from RxBids to Xsovt Brands, Inc.  A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.  Pursuant to the provisions of Article VIII of the Company Articles, the change of the Company’s name was approved by the Company’s board of directors and approval of the Company’s stockholders was not required.

Also on February 7, 2011, a Certificate of Change (the “Certificate of Change”) to the Company Articles became effective with the Secretary of State of Nevada.  The purpose of the Certificate of Change was to memorialize a 1 for 12 reverse stock split of the Company’s common stock, which stock split was effective as of February 7, 2011.  A copy of the Certificate of Change is filed as Exhibit 3.2 to this Current Report on Form 8-K.  Pursuant to the provisions of Article VIII of the Company Articles, the 1 for 12 reverse stock split of the Company’s common stock was approved by the Company’s board of directors and approval of the Company’s stockholders was not required.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, dated effective February 7, 2011, relating to the change of the Company’s name.
3.2	Certificate of Change to the Company’s Amended and Restated Articles of Incorporation, dated effective February 7, 2011, relating to the Company’s 1 for 12 reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XSOVT BRANDS, INC.

February 8, 2011	By:	/s/ Avi Koschitzki
Name: Avi Koschitzki
Title: President and Chief Executive Officer